EXHIBIT 32.2


                      Hecla Mining Company and Subsidiaries

                                 CERTIFICATIONS


I, Lewis E. Walde, Vice President and Chief Financial Officer of Hecla Mining Company ("Hecla"), certify that to my knowledge:

1. This quarterly report of Hecla on Form 10-Q ("report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Hecla.



Date: August 8, 2003


         /s/ Lewis E. Walde
         -------------------------------------
         Lewis E. Walde
         Vice President and Chief Financial Officer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Hecla Mining Company and will be retained by Hecla and furnished to the Securities and Exchange Commission or its staff upon request.

--------------------------------------------------------------------------------
The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-Q.